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                                                                   Exhibit 10.29


                              EXCISE TAX AGREEMENT

      THIS AGREEMENT, entered into this ___ day of July, 1999 by and between TANNING TECHNOLOGY CORPORATION, a Delaware corporation doing business at 4600 South Ulster St., Suite 380, Denver, Colorado 80237 (hereafter referred to as the "Corporation") and __________ (hereafter referred to as "Employee"), is made upon the following terms and conditions:

      RECITALS

      WHEREAS, the Corporation and the Employee have entered into an Employment Agreement dated as of _____ __, 19__ (the "Employment Agreement").

      NOW, THEREFORE, in consideration of the mutual premises and agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

         1.  Gross-Up Payment.  In the event it shall be determined that any
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payment or distribution of any type to or for the benefit of the Employee, by the Corporation, any affiliate of the Corporation, any person who acquires ownership or effective control of the Corporation or ownership of a substantial portion of the Corporation's assets (within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder) or any affiliate of such person, whether paid or payable or distributed or distributable pursuant to the terms of the Employment Agreement or otherwise (the "Total Payments"), is or will be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are collectively referred to as the "Excise Tax"), then the Employee shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Employee of all taxes (including any interest or penalties imposed with respect to such taxes), including any income tax, employment tax or Excise Tax, imposed upon the Gross-Up Payment, the Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Total Payments. For purposes of determining the amount of the Gross-Up Payment, the Employee shall be deemed to pay federal, state and local income taxes and employment taxes at the highest marginal rate of federal, state and local income taxation and employment taxation in the calendar year in which the Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes that may be obtained from the deduction of such state and local taxes.

         2.  Determination By Accountant.  All mathematical determinations, and
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all determinations as to whether any of the Total Payments are "parachute payments" (within the meaning of Section 280G of the Code), that are required to be
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made hereunder, including determinations as to whether a Gross-Up Payment is required, the amount of such Gross-Up Payment and amounts relevant to the last sentence of this Section 2, shall be made by an independent accounting firm selected by the Employee from among the five (5) largest accounting firms in the United States (the "Accounting Firm"), which shall provide its determination (the "Determination"), together with detailed supporting calculations regarding the amount of any Gross-Up Payment and any other relevant matter, both to the Corporation and the Employee by no later than ten (10) days following a written request by the Corporation or the Employee (if the Employee reasonably believes that any of the Total Payments may be subject to the Excise Tax). If the Accounting Firm determines that no Excise Tax is payable by the Employee, it shall furnish the Employee and the Corporation with an opinion reasonably acceptable to the Employee and the Corporation that no Excise Tax is payable (including the reasons therefor) and that the Employee has substantial authority not to report any Excise Tax on his federal income tax return. If a Gross-Up Payment is determined to be payable, it shall be paid to the Employee within ten
(10) days after the Determination (and all accompanying calculations and other material supporting the Determination) is delivered to the Corporation by the Accounting Firm. Any determination by the Accounting Firm shall be binding upon the Corporation and the Employee, absent manifest error. As a result of uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments not made by the Corporation should have been made ("Underpayment"), or that Gross-Up Payments will have been made by the Corporation which should not have been made ("Overpayments"). In either such event, the Accounting Firm shall determine the amount of the Underpayment or Overpayment that has occurred. In the case of an Underpayment, the amount of such Underpayment (together with any interest and penalties payable by the Employee as a result of such Underpayment) shall be promptly paid by the Corporation to or for the benefit of the Employee. In the case of an Overpayment, the Employee shall, at the direction and expense of the Corporation, take such steps as are reasonably necessary (including, if reasonable, the filing of returns and claims for refund), and otherwise reasonably cooperate with the Corporation to correct such Overpayment, provided, however, that (i) the Employee shall not in any event be obligated to return to the Corporation an amount greater than the net after-tax portion of the Overpayment that he has retained or has recovered as a refund from the applicable taxing authorities and (ii) this provision shall be interpreted in a manner consistent with the intent of Section 1, which is to make the Employee whole, on an after-tax basis, from the application of the Excise Tax, it being understood that the correction of an Overpayment may result in the Employee repaying to the Corporation an amount which is less than the Overpayment. The fees and expenses of the Accounting Firm shall be paid by the Corporation.

         3.  Assignment.  This Agreement and the duties, obligations and
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benefits hereunder shall bind and benefit the parties hereto and to the extent necessary to

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carry out its intentions, the legal and personal representatives of the parties.
This Agreement may not be assigned without the written permission of the parties except that the Corporation may assign this Agreement to any successor of the Corporation by reason of reorganization, merger, consolidation, or the partial or complete sale of the Corporation's business and/or assets.

         4.  Entire Agreement and Amendment.  This Agreement may only be altered
             ------------------------------
or amended by a writing signed by the Employee and an authorized officer of the Corporation.

         5.  Waiver.  Neither the delay nor failure by the Corporation or
             ------
Employee to exercise any right under this Agreement, nor partial or single exercise of any such right, shall constitute a waiver of that or any other right.

         6.  Governing Law, Interpretation and Venue.  This Agreement shall be
             ---------------------------------------
interpreted and enforced under the laws of the state of Colorado, without regard to the principles of conflicts of law thereof. In the event that any one or more provision in this Agreement shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such provision had never been contained herein.


         7.  Counterparts.  This Agreement may be executed in two or more
             ------------
counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same Agreement.

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      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above (July ___, 1999).


TANNING TECHNOLOGY                          EMPLOYEE
CORPORATION

By:
   --------------------------------         -------------------------------

Printed Name:
             ----------------------

Title:
      -----------------------------


4600 South Ulster St., Suite 380
Denver, CO  80237
303-220-9944

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